EXHIBIT 11

                     COLLINS & AIKMAN HOLDINGS CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                   FISCAL YEAR ENDED
                                                                        ----------------------------------------
                                                                               (IN THOUSANDS, EXCEPT PER
                                                                                      SHARE DATA)
                                                                        JANUARY 29,   JANUARY 30,   JANUARY 25,
                                                                            1994          1993          1992
                                                                        ------------  ------------  ------------
Shares outstanding....................................................        35,035        35,035        35,035
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Shares issued upon exercise of options
  1993 Plan...........................................................         3,036         3,036         3,036
  1994 Plan...........................................................           170           170           170
                                                                        ------------  ------------  ------------
                                                                               3,206         3,206         3,206
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Proceeds from exercise of options
  1993 Plan...........................................................  $     13,875  $     13,875  $     13,875
  1994 Plan...........................................................           937           937           937
                                                                        ------------  ------------  ------------
                                                                              14,812        14,812        14,812
                                                                        ------------  ------------  ------------
Applicable compensation expense:
  1993 Plan...........................................................        26,736        26,736        26,736
  1994 Plan...........................................................         1,608         1,608         1,608
                                                                        ------------  ------------  ------------
                                                                              28,344        28,344        28,344
                                                                        ------------  ------------  ------------
Amount available to buy back shares...................................  $     43,156  $     43,156  $     43,156
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
   Per share price....................................................  $      13.00  $      13.00  $      13.00
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
  Shares repurchased under Treasury Stock Method......................        (3,320)       (3,320)       (3,320)
                                                                        ------------  ------------  ------------
Decrease in total shares..............................................          (114)         (114)         (114)
                                                                        ------------  ------------  ------------
     Total shares for EPS.............................................        34,921        34,921        34,921
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Loss Applicable to Common Shareholders
  Continuing operations(1)............................................  $   (197,048) $    (64,189) $    (89,143)
  Discontinued operations.............................................      (104,339)     (218,317)      (16,365)
  Extraordinary items.................................................       --            --             (1,793)
  Cumulative effect of accounting change..............................       --            --            (42,316)
                                                                        ------------  ------------  ------------
     Net Loss.........................................................  $   (301,387) $   (282,506) $   (149,617)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Loss Per Common Share
  Continuing operations...............................................  $      (5.64) $      (1.84) $      (2.55)
  Discontinued operations.............................................         (2.99)        (6.25)         (.47)
  Extraordinary item..................................................       --            --               (.05)
  Cumulative effect of accounting change..............................       --            --              (1.21)
                                                                        ------------  ------------  ------------
     Net Loss.........................................................  $      (8.63) $      (8.09) $      (4.28)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------


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Notes:

(1) Loss from continuing operations has been adjusted for dividends and accretion requirements on redeemable preferred stock of $23,723, $18,848 and $15,807 for fiscal years 1993, 1992 and 1991 respectively.

(2) Primary and fully diluted earnings per share are the same in each year since the per share price ($13.00) is applicable to both calculations in each year.